Exhibit 99.1

For Immediate Release
	Investor Contact:	Melissa Rose
877-645-6464

	Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES TO CONVERT RADIOLOGY MANAGEMENT
CONTRACT WITH EMPIRE BLUE CROSS BLUE SHIELD TO RISK

Company Also Announces Delay in Start of CIGNA Contract Implementation

AVON, Conn. — April 3, 2007 — Magellan Health Services, Inc. (Nasdaq:MGLN) announced today that it has entered into a binding letter of agreement with Empire Blue Cross Blue Shield, the largest insurer in New York and a subsidiary of WellPoint, Inc., to convert its existing fee-based administrative-services-only (ASO) contract for radiology benefits management to a fully insured risk arrangement.

Under the letter of agreement with Empire, the current contract, under which National Imaging Associates, Inc., a subsidiary of Magellan, manages MRI, CT and PET services for nearly 1.4 million Empire members on an ASO basis, will convert to a three-year, full-risk arrangement for approximately 800,000 of those members upon achievement of certain regulatory approvals. The Company anticipates receiving such approvals in the third quarter of 2007. The new contract is expected to generate annual revenues of over $100 million.  The Company stated that earnings would be adversely impacted in the early months of the contract due to a higher medical loss ratio in those months related in part to the establishment of financial reserves with respect to managing radiology services on a risk basis and other implementation activities.

Steven J. Shulman, chairman and chief executive officer of Magellan, said, “We are very pleased to have extended our provision of radiology services to Empire and WellPoint in the form of a risk-based contract in the New York area.  Comprehensive radiology benefits management, encompassing strategies to positively affect key radiology cost drivers, offers purchasers certainty over diagnostic imaging expenditures that translates into improved underwriting and pricing of their own products in the marketplace. At the same time, Magellan’s radiology program offers ready access to high quality care for members and streamlined and responsive processes for ordering and rendering providers.”

“Our agreement with Empire is the second risk radiology deal entered into by Magellan in recent months and is further validation of our strategy of leveraging our financial and operational strengths and robust infrastructure to grow our radiology business through expansion into risk contracting,” Shulman noted. “We are very pleased with our progress on this front and we look forward to continuing to meet Empire’s needs and those of its stakeholders through our new arrangement.”

The Company also announced that the start of the implementation of the CIGNA risk radiology contract has been delayed until later in the second quarter or into the third quarter.  The Company currently is contracted to provide services in 11 states, which represent annual revenue of approximately $150 million.  Magellan remains in discussions with CIGNA about providing services in additional markets.

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MAGELLAN HEALTH SERVICES TO CONVERT RADIOLOGY MANAGEMENT CONTRACT
WITH EMPIRE BLUE CROSS BLUE SHIELD TO RISK

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The Company stated that the implementation delay in CIGNA and the higher projected medical loss ratio in the initial months of the new Empire contract would create a negative impact to segment profit in 2007 of approximately $10 million.

“It is important to note that, while implementation and initial contract costs are expected to adversely affect our radiology segment results in 2007, both the CIGNA and Empire contracts are very positive events for our radiology segment,” Shulman stated.  “We continue to make good progress in our implementation activities for CIGNA and overall are pleased with our successes in this important line of business.  In the past three months we have entered into risk contracts with CIGNA and now Empire, resulting in over $250 million of annual revenue.  We expect both of these contracts, once we complete the implementations in 2007, to generate segment profit margins in the range that we have previously estimated for radiology risk contracts.”

In addition, the Company stated that it had received official notice from WellPoint that it will not be renewing its Empire Blue Cross Blue Shield behavioral contract, which expires December 31, 2007.  The Company had previously disclosed that this contract, which is expected to generate approximately $88 million of revenue in 2007, was not expected to be renewed.

“While we are disappointed to be ending the Empire behavioral contract, we had publicly stated last year that this contract was not likely to renew in 2008,” Shulman said.  “Our strategic vision has been to expand beyond our behavioral business into managing additional areas of health care, such as radiology and specialty pharmacy, which provides both diversification and new growth opportunities.  Our ability to replace our lost behavioral contract with a risk radiology management agreement is validation of our diversification strategy and we are very pleased to be continuing our relationship with Empire.”

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization.  In addition to radiology benefits, the Company manages behavioral health care and specialty pharmaceuticals.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  Certain of the statements made in this press release including, without limitation, statements regarding the letter of agreement with Empire, the estimated revenue and membership associated with the Empire radiology benefits management agreement, the adverse impact on earnings in the early months of the Empire radiology benefits management contract, required regulatory approvals for the Empire radiology benefits management contract, the effect on the Company’s 2007 segment profit from the implementation delay in the CIGNA contract, the estimated revenue from the Empire and CIGNA radiology benefits management contracts, the expected profit margins on the Empire and CIGNA radiology benefits management contracts, the estimated revenue from the Empire behavioral contract and other matters constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements, including (among others) the risk that the Company does not properly underwrite the risk agreement with Empire; the risk that the Company does not effectively implement the agreement with Empire; the risk concerning the possible election of certain of the Company’s health plan customers to manage the health care services of their members directly; competition; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of treatment services by risk members; delays, higher costs or inability to implement the Company’s initiatives; the impact of changes in the contracting model for Medicaid contracts relating to managed health care services; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased

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MAGELLAN HEALTH SERVICES TO CONVERT RADIOLOGY MANAGEMENT CONTRACT
WITH EMPIRE BLUE CROSS BLUE SHIELD TO RISK

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competition on the Company’s ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors.  Any forward-looking statements made in this document are qualified in their entirety by the more complete discussion of risks set forth in the section entitled “Risk Factors” in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on February 28, 2007 and posted on the Company’s Web site.

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